UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2017

ONEBEACON INSURANCE GROUP, LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Highway 169 North
Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 18, 2017, OneBeacon Insurance Group, Ltd. (the “Company”) held a special general meeting of its shareholders (the “Special General Meeting”).  The proposals submitted to the Company’s shareholders at the Special General Meeting were:

●
to approve the Agreement and Plan of Merger, dated as of May 2, 2017, by and among the Company, Intact Financial Corporation, Intact Bermuda Holdings Ltd. and Intact Acquisition Co. Ltd. (the “Merger Agreement”), the merger of Intact Acquisition Co. Ltd. into the Company, as contemplated by the Merger Agreement (the “Merger”), and the Statutory Merger Agreement, the form of which is attached as Exhibit A to the Merger Agreement (the “Merger Proposal”); and

●
to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of the Company that is based on or otherwise relates to the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable (the “Compensation Advisory Proposal”).

The Merger Proposal and the Compensation Advisory Proposal were each described in greater detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on June 8, 2017.  The Company’s shareholders approved both the Merger Proposal and the Compensation Advisory Proposal.  The voting results for the Merger Proposal and the Compensation Advisory Proposal, including the number of votes cast for, against or withheld, and the number of abstentions with respect to each such proposal, are as follows:

Merger Proposal*

FOR	AGAINST	ABSTAIN
734,731,141	200,587	182,421

Compensation Advisory Proposal*

FOR	AGAINST	ABSTAIN
731,983,812	2,794,788	335,549

*Each Class B common share of the Company is entitled to 10 votes for every one share; the totals shown above give effect to the 10 for 1 Class B common share voting rights.  The Class A and Class B shares of the Company vote together as one class.

As of June 7, 2017, the record date for the Special General Meeting, there were 22,986,618 Class A common shares of the Company and 71,754,738 Class B common shares of the Company outstanding and entitled to vote.

In connection with the Special General Meeting, the Company also solicited proxies with respect to the adjournment of the Special General Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there were insufficient votes at the time of the Special General Meeting or any adjournment or postponement thereof to approve the Merger Proposal.  As there were sufficient votes at the time of the Special General Meeting to approve the Merger Proposal, the adjournment of the Special General Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to the Company’s shareholders for approval at the Special General Meeting.

The Merger remains subject to other customary closing conditions, including receipt of regulatory approvals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneBeacon Insurance Group, Ltd.

By:	/s/ Maureen A. Phillips
	Name:	Maureen A. Phillips
	Title:	Senior Vice President and General Counsel

Dated: July 18, 2017